                                                                  EXHIBIT 3.7


                              STATE OF NEW MEXICO


                                    [SEAL]



                                  OFFICE OF

                       THE STATE CORPORATION COMMISSION

                          CERTIFICATE OF COMPARISON

                                      OF

                  TRUEVISION LASER CENTERS OF ALBUQUERQUE, INC.

                                   1796176


     The State Corporation Commission certifies that the attached is a true and complete copy of the ****3**** page document(s), on file in this office.

     This Certification is in accordance with Section 53-18-4 or Section 53-8-93, NMSA 1978.




Dated:  MAY 9, 1996

                                In Testimony Whereof, the State Corporation
                                Commission of the State of New Mexico has caused this certificate to be signed by its Chairman and the Seal of said Commission to be affixed at the City of Santa Fe.

      [SEAL]


                                /s/ Gloria Tristani
                                -------------------------
                                                 Chairman



                                /s/ [ILLEGIBLE]
                                -------------------------
                                                 Director

                            ARTICLES OF INCORPORATION
                                       OF


                   TrueVision Lazer Centers of Albuquerque, Inc.
-------------------------------------------------------------------------------
                              (NAME OF CORPORATION)


The undersigned, acting as incorporator(s) to form a corporation under the New Mexico Business Corporation Act (53-11-1 to 53-18-12 NMSA 1978), adopts the following Articles of Incorporation for such corporation:

FIRST:  The corporate name of the corporation is
                                TrueVision Laser Centers of Albuquerque, Inc.
                                ---------------------------------------------

SECOND:  The period of its duration is   Perpetual
                                         ---------

THIRD:  The purpose or purposes for which the corporation is organized are:

        Laser Refracting Vision Correction

FOURTH: The aggregate number of shares which the corporation shall have authority to issue is:
                        (ATTACH SCHEDULE, IF NEEDED)

NUMBER
        = Hundred Thousand Shares (100,000) of Common Stock at No Par Value





FIFTH: Any provision limiting or denying to shareholders the preemptive right to acquire unissued or treasury shares, or securities convertible into such shares or carrying a right to subscribe to or to acquire shares is:

SIXTH: The name of its initial registered agent and the street address and city of the initial registered office in New Mexico are:

                  NAME                         ADDRESS

                          C T CORPORATION SYSTEM
                          119 EAST MARCY
                          Santa Fe, New Mexico 87501


SEVENTH: The number of directors constituting the initial board of directors is 1 and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are:

                  NAME                         ADDRESS

John C. Homan                                  3969 4th Avenue, Suite 202
                                               San Diego, CA 92103


EIGHTH:  The name and address of each incorporator is:

                  NAME                         ADDRESS

R.C. Dunn                                      818 W. Seventh Street
                                               Los Angeles, CA 90017





DATED:  May 6, 1996
      -----------------------

                                            /s/ R.C. DUNN
                                            --------------------------------

                                            --------------------------------

                                            --------------------------------
                                               Signature of Incorporator(s)


                          (FILE DUPLICATE ORIGINALS)

                                                      (DOMESTIC-INITIAL)
                                                      FILE DUPLICATE ORIGINALS


                     AFFIDAVIT OF ACCEPTANCE OF APPOINTMENT
                     BY DESIGNATED INITIAL REGISTERED AGENT


To the State Corporation Commission
State of New Mexico

STATE OF       California          )
                                   )   SS.:
COUNTY OF      Los Angeles         )


On this 6th day of May, 1996, before me a Notary Public in and for the State and County aforesaid, personally appeared Thomas C. Totaro who is to me known to be the person and who, being by me duly sworn, acknowledged to me that he does hereby accept his appointment as the Initial Registered Agent of
           TrueVision Laser Centers of Albuquerque, Inc.
------------------------------------------------------------------------------

------------------------------------------------------------------------------

the corporation which is named in the annexed Articles of Incorporation, and which is applying for a Certificate of Incorporation pursuant to the provisions of the Business Corporation Act of the State of New Mexico.



                                               C T CORPORATION SYSTEM
                                          ------------------------------------
                                              REGISTERED AGENTS SIGNATURE


                                    BY(1)  /s/  THOMAS C. TOTARO
                                          ------------------------------------
                                                Thomas C. Totaro
Subscribed and sworn to before me            Assistant Vice President
on the day, month, and year first
above set forth

/s/ ROBIN C. MINDLIN
----------------------------------
NOTARY PUBLIC
                                           ------------------------------
Commission Expires: March 12, 1999                ROBIN C. MINDLIN
                   ---------------                 COMM. #1063130
                                             Notary Public - California
        (Notarial seal)                          LOS ANGELES COUNTY
                                            My Comm. Expires MAR 12, 1999
                                           ------------------------------

NOTE (1) If the Agent is a Corporation then the affidavit must be executed by the President or Vice-President of the Corporation.